Hashdex Commodities Trust POS AM

Exhibit 3.2.2

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

TIDAL COMMODITIES TRUST I

THIS Certificate of Amendment to Certificate of Trust of Tidal Commodities Trust I (the “Trust”) is being filed to amend the existing certificate of trust of the Trust (the “Certificate of Trust”) which was originally filed with the Secretary of State of the State of Delaware on February 10, 2023 under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”) to change the name of the Trust.

1.               Current Name. The current name of the Trust is “Tidal Commodities Trust I”.

2.               New Name. The new name of the Trust is “Hashdex Commodities Trust”, and the Certificate of Trust is hereby amended by deleting the words “Tidal Commodities Trust I” wherever they appear therein and inserting in lieu thereof “Hashdex Commodities Trust”.

3.               Effective Date. This Certificate of Amendment to Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

THIS Certificate of Amendment to Certificate of Trust of Tidal Commodities Trust I (the “Trust”) is being filed to amend the existing certificate of trust of the Trust (the “Certificate of Trust”) which was originally filed with the Secretary of State of the State of Delaware on February 10, 2023 under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”) to change the name of the Trust.

1.               Current Name. The current name of the Trust is “Tidal Commodities Trust I”.

2.               New Name. The new name of the Trust is “Hashdex Commodities Trust”, and the Certificate of Trust is hereby amended by deleting the words “Tidal Commodities Trust I” wherever they appear therein and inserting in lieu thereof “Hashdex Commodities Trust”.

3.               Effective Date. This Certificate of Amendment to Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee of the Trust

By:	/s/ Amy M. Kohr
Name: Amy M. Kohr Title: Assistant Vice President